SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	August 19, 2003

Diversified Corporate Resources, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-13984 (Commission File Number)	75-1565578 (I.R.S. Employer Identification No.)
10670 North Central Expressway Suite 600 Dallas, Texas 75231 (Address of principal executive offices)
(972) 458-8500 (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Upon the recommendation of the Audit Committee of its Board of Directors on August 7, 2003, and the approval of such recommendation by its Board of Directors on the same day, Diversified Corporate Resources, Inc. (the "Registrant") dismissed Weaver and Tidwell, L.L.P. as Registrant's independent accountants, effective August 19, 2003, and appointed BDO Seidman, LLP as its independent accountants.

The Weaver and Tidwell, L.L.P. reports on Registrant's 2000, 2001 and 2002 consolidated financial statements were qualified as to uncertainty regarding the Registrant's ability to continue as a going concern. Their reports contained no other adverse opinion or disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Weaver and Tidwell, L.L.P., during Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weaver and Tidwell, L.L.P., would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

There have been no reportable events with respect to Registrant as described at Item 304 of Regulation S-K, during Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal.

On August 22, 2003, Registrant engaged BDO Seidman, LLP as its principal accountants to audit Registrant's consolidated financial statements. Registrant has not previously consulted with BDO Seidman, LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's financial statements, or (ii) concerning any subject matter of a disagreement or reportable event with Weaver and Tidwell, L.L.P.

Registrant is submitting a letter from Weaver and Tidwell, L.L.P. addressed to the Securities and Exchange Commission stating that Weaver and Tidwell, L.L.P. agrees with the statements contained herein as they relate to Weaver and Tidwell, L.L.P.

ITEM 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits. 16.1-A letter of Weaver and Tidwell, L.L.P. addressed to the Commission dated August 26, 2003, has been filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Corporate Resources, Inc. Registrant
Date: August 26, 2003	By:	/S/ J. Michael Moore J. Michael Moore Chief Executive Officer (Principal Executive Officer)